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                                                                    EXHIBIT 10.5

                   CONFIDENTIALITY AND NON-COMPETE AGREEMENT

     CONFIDENTIALITY AND NON-COMPETE AGREEMENT (this "Agreement"), dated as of August 22, 1997, between Petroglyph Energy, Inc., a Delaware corporation (the "Company"), and_______________, an individual residing in Hutchinson, Kansas ("Employee").

     WHEREAS, the Company has been recently created and organized to serve as the holding company of Petroglyph Gas Partners, L.P., a Delaware limited partnership (the "Partnership"), and Petroglyph Energy, Inc., a Kansas corporation (the "General Partner"), in connection with a proposed transaction in which the Company will acquire all of the limited partnership interests of the Partnership and all of the outstanding shares of Common Stock of the General Partner (the "Proposed Transaction");

     WHEREAS, after the consummation of the Proposed Transaction, the Company intends to offer its common stock, par value $0.01 ("Common Stock"), in an underwritten public offering (the "IPO");

     WHEREAS, Employee has been employed by the Partnership since its formation;

     WHEREAS, promptly after the consummation of the Proposed Transaction, the Company plans to employ Employee, and Employee desires to be employed by the Company;

     WHEREAS, Employee acknowledges that in the course of his employment by the Company and performance of services on behalf of the Partnership, the General Partner, the Company and its subsidiaries (collectively, the "Related Parties"), he has and will become privy to various business opportunities, economic and trade secrets and relationships of the Related Parties;

     NOW, THEREFORE, in consideration of, and as a material inducement to, the consummation of the Proposed Transaction and the employment of Employee by the Related Parties, the Company and Employee intending to be legally bound, hereby agree as follows:

     1.  Business Opportunities and Intellectual Property; Personal Investments;
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Confidentiality; Covenant not to Compete.
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     (a) Employee shall promptly disclose to the Company all "Business
Opportunities" and "Intellectual Property" (as defined below).

      (b) Employee hereby assigns and agrees to assign to the Company, its successors, assigns, or designees, all of Employee's right, title, and interest in and to all "Business Opportunities" and "Intellectual Property" (as defined below), and further acknowledges and agrees that all Business Opportunities and Intellectual Property constitute the exclusive property of the Company.

     (c) For purposes hereof "Business Opportunities" shall mean all business ideas, prospects, proposals or other opportunities pertaining to the lease, acquisition, exploration, production, gathering or marketing of hydrocarbons and related products and the exploration potential of geographical areas on which hydrocarbon exploration prospects are located, which are, or have been, developed by Employee during the period that Employee is, or has been, employed by any of the Related Parties (the "Employment Term") or originated by any third party and brought to the attention of Employee during the Employment Term, together with information relating thereto (including, without limitation, geological and seismic data and interpretations thereof, whether in the form of maps, charts, logs, seismographs, calculations, summaries, memoranda, opinions or other written or charted means); provided, however, that this definition shall not include any interests listed on Exhibit A hereto.
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     (d) For purposes hereof "Intellectual Property" shall mean all ideas, inventions, discoveries, processes, designs, methods, substances, articles, computer programs and improvements (including, without limitation, enhancements to, or further interpretation or processing of, information that was in the possession of Employee prior to the formation of the Partnership), whether or not patentable or copyrightable, which do not fall within the definition of Business Opportunities, which are, or have been, discovered, conceived, invented, created, or developed, by Employee, alone or with others, during the Employment Term, if such discovery, conception, invention, creation, or development (A) occurred or occurs in the course of Employee's employment with the Related Parties, or (B) occurred or occurs with the use of any of the Related Parties' time, materials or facilities, and (C) relates or pertains in any way to the Related Parties' purposes, activities or affairs as conducted in the oil and gas industry;

     2.  Non-Compete Obligations During Employment Term.  Employee agrees that
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during the Employment Term:

         (i) Employee will not, other than through the Related Parties, engage or participate in any manner, whether directly or indirectly through any family member or as an employee, employer, consultant, agent, principal, partner, more than one percent shareholder, officer, director, licensor, lender, lessor or in any other individual or representative capacity, in any business or activity which is engaged in leasing, acquiring, exploring, producing, gathering or marketing hydrocarbons and related products; provided, however, that this subsection 2(i) shall not be applicable to Employee's ownership or operation of the properties listed on Exhibit A attached hereto or his or any family member's inheritance of oil and gas properties in the future; and

         (ii) all investments made by Employee (whether in his own name or in the name of any family members or made by Employee's controlled affiliates), which relate to the lease, acquisition, exploration, production, gathering or marketing of hydrocarbons and related products shall be made solely through the Related Parties; and Employee will not (directly or indirectly through any family members), and will not permit any of his controlled affiliates to: (A) invest or otherwise participate alongside the Related Parties in any Business Opportunities, or (B) invest or otherwise participate in any business or activity relating to a Business Opportunity, regardless of whether any of the Related Parties ultimately participates in such business or activity.

     3.  Confidentiality Obligations.
         ---------------------------

     (a) Employee hereby acknowledges that all trade secrets and confidential or proprietary information of the Related Parties (collectively referred to herein as "Confidential Information") constitute valuable, special and unique assets of the Related Parties' business, and that access to and knowledge of such Confidential Information is essential to the performance of Employee's duties. Employee agrees that during the Employment Term and during the two-year period following the date of termination of Employee's employment (the "Termination Date"), Employee will hold the Confidential Information in strict confidence and will not publish, disseminate or otherwise disclose, directly or indirectly, to any person other than the Related Parties and their respective officers, directors, employees, agents and consultants, any Confidential Information or use any Confidential Information for Employee's own personal benefit or for the benefit of anyone other than the Related Parties.

     (b) For purposes of this Section 3, it is agreed that Confidential Information includes, without limitation, any information heretofore or hereafter acquired, developed or used by any of the Related Parties relating to Business Opportunities or Intellectual Property or other geological, geophysical, economic, financial or management aspects of the business, operations, properties or prospects of the

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Related Parties whether oral or in written form in a "Related Parties' Business
Records" (as defined in Section 5 below), but shall exclude any information which (A) has become part of common knowledge or understanding in the oil and gas industry or otherwise in the public domain (other than from disclosure by Employee in violation of this Agreement), or (B) was rightfully in the possession of Employee, as shown by Employee's records, prior to the formation of the Partnership; provided, however, that this Section 3 shall not be applicable to the extent Employee is required to testify in a judicial or regulatory proceeding pursuant to the order of a judge or administrative law judge after Employee requests that such Confidential Information be preserved.

     4.  Post Employment Non-Compete Covenant.
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     (a) Employee agrees that if he voluntarily resigns or otherwise terminates his position of employment with the Company or if his employment is terminated by the Company for cause (as defined below), he will not engage or participate in any manner, whether directly or indirectly through any family member or as an employee, employer, consultant, agent, principal, partner, more than one percent shareholder, officer, director, licensor, lender, lessor or in any other individual or representative capacity:

         (i) during the six-month period following the Termination Date, in any business or activity which is engaged in leasing, acquiring, exploring, producing, gathering or marketing hydrocarbons and related products within the States of Utah, Colorado, Oklahoma, Texas and Kansas; and

         (ii) during the eighteen-month period following the Termination Date, in any business or activity which is in engaged in leasing, acquiring, exploring, producing, gathering or marketing hydrocarbons and related products within the boundaries of, or within a twenty mile radius of the boundaries of, any mineral property interest of any of the Related Parties (including, without limitation, a mineral lease, overriding royalty interest, production payment, net profits interest, mineral fee interest, or option or right to acquire any of the foregoing, or an area of mutual interest as designated pursuant to contractual agreements between the Related Party and any third party) or any other property on which the Related Parties have an option, right, license, or authority to conduct or direct exploratory activities, such as three dimensional seismic acquisition or other seismic, geophysical and geochemical activities (but not including any preliminary geological mapping), as of the Termination Date;

provided that, this Section 4 shall not preclude Employee from making personal investments in securities of oil and gas companies which are registered on a national stock exchange, if the aggregate amount owned by Employee and all family members and affiliates does not exceed 5% of such company's outstanding securities.

     (b) Employee and Company agree that, if the Company terminates Employee's employment other than for cause, the Company shall have five days after the Termination Date to elect, at its sole option, to make "Severance Payments" (as defined below) to Employee. If the Company elects to make Severance Payments, then during the "Severance Period" (as defined below), Employee will not engage or participate in any manner, whether directly or indirectly through any family member or as an employee, employer, consultant, agent, principal, partner, more than one percent shareholder, officer, director, licensor, lender, lessor or in any other individual or representative capacity, in any business or activity which is engaged in leasing, acquiring, exploring, producing, gathering or marketing hydrocarbons and related products within the States of Utah, Colorado, Oklahoma, Texas or Kansas. For purposes hereof, "Severance Payments" shall be Employee's regular salary immediately before termination and shall be payable at the same times as Employee's regular salary immediately before termination. For purposes hereof, the

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"Severance Period" shall be the period during which the Company makes severance payments to Employee, the length of which shall be determined by the Company at its discretion, but in no event shall such period be less than six months or greater than 18 months. Notwithstanding anything herein to the contrary, the Company shall not be obligated to make Severance Payments for any length of time and shall be entitled to cease making Severance Payments at any time for any reason or for no reason.

     (c) Employee will not during the two-year period following the Termination Date, solicit, entice, persuade or induce, directly or indirectly, any employee (or person who within the preceding ninety (90) days was an employee) of any of the Related Parties or any other person who is under contract with or rendering services to any of the Related Parties, to (i) terminate his or her employment by, or contractual relationship with, any of the Related Parties, (ii) refrain from extending or renewing the same (upon the same or new terms), (iii) refrain from rendering services to or for any of the Related Parties, or (iv) enter into a relationship with a competitor of any of the Related Parties.

     (d) For purposes hereof, a termination for "cause" will include any of the following: (A) Employee's conviction of, or plea of nolo contendere to, any felony or to any crime or offense causing substantial harm to the Company or its affiliates or involving acts of theft, fraud, embezzlement, moral turpitude or similar conduct; (B) Employee's repeated intoxication by alcohol or drugs during the performance of his duties in a manner that materially and adversely affects Employee's performance of such duties; (C) malfeasance in the conduct of Employee's duties, including, but not limited to, (1) willful and intentional misuse or diversion of funds of the Company, or its affiliates, that constitutes willful misconduct or gross negligence on the part of Employee, (2) embezzlement, or (3) fraudulent or willful and material misrepresentations or concealments on any written reports submitted to the Company or its affiliates;
(D) Employee's violation of any provision of any other agreement between Employee and the Company (including any confidentiality and non-compete agreement and voting and shareholders agreement) causing or which could cause substantial harm to the Company or its affiliates; (E) Employee's material failure to perform the duties of Employee's employment or material failure to follow or comply with the reasonable and lawful written directives of the Board of Directors of the Company, in either case after Employee shall have been informed, in writing, of such material failure and given a period of not more than 60 days to remedy same.

     5.  Business Records.
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     (a) Employee agrees to promptly deliver to the Company, upon termination of his employment by the Related Parties, or at any other time when the Company so requests, all documents relating to the business of the Related Parties, including, without limitation: all geological and geophysical reports and related data such as maps, charts, logs, seismographs, seismic records and other reports and related data, calculations, summaries, memoranda and opinions relating to the foregoing, production records, electric logs, core data, pressure data, lease files, well files and records, land files, abstracts, title opinions, title or curative matters, contract files, notes, records, drawings, manuals, correspondence, financial and accounting information, customer lists, statistical data and compilations, patents, copyrights, trademarks, trade names, inventions, formulae, methods, processes, agreements, contracts, manuals or any other documents relating to the business of the Related Parties, (collectively, the "Related Parties' Business Records"), and all copies thereof and therefrom.

     (b) Employee confirms that all of the Related Parties' Business Records (and all copies thereof and therefrom) which are required to be delivered to the Company pursuant to this Section constitute the exclusive property of the Company and the other Related Parties.

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     (c) The obligation of confidentiality set forth in Section 3 shall continue notwithstanding Employee's delivery of any such documents to the Company.

     (d) Notwithstanding the foregoing provisions of this Section 5 or any other provision of this Agreement, Employee shall be entitled to retain any written materials which (i) constitute agreements to which Employee is a party, (ii) are materials given or distributed to stockholders of the Company generally or (iii) as shown by Employee's records, were in Employee's possession prior to the formation of the Partnership, subject to the Company's right to receive a copy of all such materials.

     6.  Miscellaneous.
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     (a) The invalidity or non-enforceability of any provision of this Agreement in any respect shall not affect the validity or enforceability of this Agreement in any other respect or of any other provision of this Agreement. In the event that any provision of this Agreement shall be held invalid or unenforceable by a court of competent jurisdiction by reason of the geographic or business scope or the duration thereof, such invalidity or unenforceability shall attach only to the scope or duration of such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement, and, to the fullest extent permitted by law, this Agreement shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drafted so as not to be invalid or unenforceable.

     (b) Employee acknowledges that the Company's remedy at law for any breach of the provisions of this Agreement is and will be insufficient and inadequate and that the Company shall be entitled to equitable relief, including by way of temporary and permanent injunction, in addition to any remedies the Company may have at law.

     (c) The representations and covenants contained in this Agreement on the part of Employee will be construed as ancillary to and independent of any other agreement between the Company and Employee, and the existence of any claim or cause of action of Employee against the Company or any of the other Related Parties or any officer, director or shareholder of the Company or any of the other Related Parties, whether predicated on Employee's employment or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants of Employee contained in this Agreement. In addition, the provisions of this Agreement shall continue to be binding upon Employee in accordance with their terms, notwithstanding the termination of Employee's employment for any reason.

     (d) The parties to this Agreement agree that the limitations contained in
Section 4 with respect to time, geographical area, and scope of activity are reasonable. However, if any court shall determine that the time, geographical area, or scope of activity of any restriction contained in Section 4 is unenforceable, it is the intention of the parties that such restrictive covenant set forth herein shall not thereby be terminated but shall be deemed amended to the extent required to render it valid and enforceable.

     (e) Any notices or other communications required or permitted to be sent hereunder shall be in writing and shall be duly given if personally delivered or sent postage pre-paid by certified or registered

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mail, return receipt requested, at the addresses set forth on the signature page hereof. Either party may change his or its address for the sending of notice to such party by written notice to the other party sent in accordance with the provisions hereof.

     (f) This Agreement may not be altered or amended except by a writing, duly executed by the party against whom such alteration or amendment is sought to be enforced.

     (g) This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

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  IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement in multiple counterparts as of the day and year first above written.

                                COMPANY

                                PETROGLYPH ENERGY, INC.
6209 North Highway 61
Hutchinson, Kansas 67502

                                By:
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                                     Robert C. Murdock, President


                                EMPLOYEE
--------------------------
Hutchinson, Kansas
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